Exhibit 10.7

FIRST ALLONGE TO SUBORDINATED TERM NOTE

THIS FIRST ALLONGE is made this 22nd day of December, 2009, to be part of and attached to the subordinated term note of the undersigned, Embassy Bancorp, Inc.  (“the Maker”) to UNIVEST NATIONAL BANK AND TRUST CO. (the “Payee”) dated November 21, 2008, in the original principal amount of $6,000,000 (as amended, from time to time, the “Note”).  The Payee is the holder of the Note.  As of the date of this Allonge, the Note is subject to no defense, set-off, counterclaim or other claim of avoidance.

For fair and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree to amend and modify the Note as follows:

1.           Maturity Date.  Notwithstanding anything contained in the Note to the contrary, the entire unpaid principal of the Note and any accrued interest then unpaid shall be due and payable on or before November 30, 2015.

2.           Ratification.  Except as otherwise expressly set forth above, all terms and provisions of the Note (including, without limitation, the warrant of attorney to confess judgment) are ratified, confirmed, and restated as though set forth at length.

IN WITNESS WHEREOF, and intending to be legally bound, the undersigned has executed this First Allonge as of the date first above written.

EMBASSY BANCORP, INC.

Witness:	/s/ Judith A. Hunsicker	/s/ David M. Lobach

Accepted the 22nd day of December, 2009

UNIVEST NATIONAL BANK AND TRUST CO.

By:	/s/ Philip C. Jackson
Name:	Philip C. Jackson
Market President